POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Jonathan W.
Harris, Jenny L. Lauth and Carol J. Ward, signing singly, the undersigned's true and lawful attorney-in-
fact to:
(1) prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to
the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and
passwords enabling the undersigned to make electronic filings with the SEC of reports
required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of
the SEC;
(2) execute for and on behalf of the undersigned, in the undersigned's capacity as a director of
Mondelez International, Inc. (the "Company"), Forms 3, 4 and 5 in accordance with Section
16(a) of the Securities Exchange Act of 1934 and the rules thereunder;
(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary
or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any
amendment or amendments thereto, and timely file such form with the SEC and any stock
exchange or similar authority; and
(4) take any other action of any type whatsoever in connection with the foregoing which, in the
opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally
required by, the undersigned, it being understood that the documents executed by such
attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in
such form and shall contain such terms and conditions as such attorney-in-fact may approve
in such attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform
any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of
the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or
could do if personally present, with full power of substitution or revocation, hereby ratifying and
confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully
do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The
undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request
of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's
responsibilities to comply with Section 16 of the Securities Exchange Act of
1934.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to
file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by
the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing
attorneys-in-fact.
This Power of Attorney revokes all prior Powers of Attorney relating to reporting under Section 16 of the
Securities Exchange Act of 1934 of the Company's securities and shall remain in effect until revoked by a
subsequently filed instrument.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this
20th day of November, 2015.

/s/ Christiana S. Shi
Signature
Christiana S. Shi
Print Name